UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2009

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2009, ZymoGenetics, Inc. (together with its affiliates, “ZymoGenetics”) and Bayer Schering Pharma A.G. (“Bayer”) executed an amendment to the License and Collaboration Agreement, dated June 18, 2007 (“License Agreement”), under which Bayer has license rights to RECOTHROM®, recombinant thrombin, outside of the United States. In addition, ZymoGenetics and Bayer Healthcare LLC (“Bayer Healthcare”) executed an amendment to the U.S. Co-Promotion Agreement, dated June 18, 2007 (“U.S. Co-Promotion Agreement”), under which Bayer Healthcare is co-promoting RECOTHROM in the United States. Each amendment will take effect on January 1, 2010.

Under the amended License Agreement, Bayer’s territory will be limited to Canada. ZymoGenetics will assume responsibility for all active filings with regulatory authorities other than in Canada. Bayer will no longer be required to pay ZymoGenetics up to $16 million in milestone payments for ex-U.S. regulatory approvals, including the $3.5 million milestone associated with regulatory approval in Canada. However, Bayer continues to be obligated to pay royalties on sales of RECOTHROM in Canada.

Under the amended U.S. Co-Promotion Agreement, active co-promotion by Bayer in the United States will end effective December 31, 2009 and Bayer will receive its normal sales commission through that date. Beginning in 2010, Bayer will receive a reduced “sunset period” commission through December 31, 2011, with a maximum aggregate payment of $12 million. Previously, the maximum payment for a “sunset period” commission was $25 million per year. ZymoGenetics will no longer be required to pay Bayer U.S. sales bonus payments totaling $20 million based on cumulative sales milestones, which were anticipated to have been payable in two $10 million installments in 2010 and 2011, or upon termination of the U.S. Co-Promotion Agreement.

Item 7.01	Regulation FD Disclosure.

On December 21, 2009, ZymoGenetics issued a press release relating to the amendment of the License Agreement and the U.S. Co-Promotion Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated December 21, 2009.

This current report on form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of ZymoGenetics. These statements are not guarantees of future performance and involve uncertainties that are difficult to predict. There can be no assurance that commercialization of RECOTHROM in Canada will be successful. Further, RECOTHROM has not been approved for sale in any country other than the United States and Canada. Our experience in filing and pursuing applications necessary to gain regulatory approvals outside the United States is limited and we may be unable to satisfy the rigorous government regulations relating to the development and marketing approval of RECOTHROM. In addition, the forward-looking statements in this current report are subject to the other risks detailed in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and from time to time in other reports filed by ZymoGenetics with the U.S. Securities and Exchange Commission. Except as required by law, ZymoGenetics undertakes no obligation to update any forward-looking or other statements in this current report, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Date: December 21, 2009	By:	/s/ A. DEMAREST ALLEN
A. Demarest Allen
Vice President, Law & Compliance

EXHIBIT INDEX

Exhibit No.	Description

99.1	ZymoGenetics, Inc. press release dated December 21, 2009.